                                                                    EXHIBIT 23.1

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated March 16, 2005 except for note 19 which is as of May 23, 2005, relating to the Company's consolidated financial statements as of and for the year ended December 31, 2004, and the Company's financial statement schedule for the year ended December 31, 2004, which appears in the Current Report on Form 8-K of Transpro, Inc. (now known as Proliance
International, Inc.) filed June 15, 2005.

/s/ BDO Seidman, LLP

New York, NY
November 22, 2005